Exhibit A

Joint Filing Agreement pursuant to rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

      Each of the undersigned hereby agrees to be included in the filing of the
Schedule 13D dated November 18, 2002 with respect to the issued and outstanding Common Shares of International Absorbents Inc. beneficially owned by each of the undersigned, respectively.

Dated: November 18, 2002

                                           NICHOLAS D. GERBER

                                           /s/ Nicholas D. Gerber
                                           -------------------------------------
                                           Nicholas D. Gerber


                                           AMERISTOCK CORPORATION

                                           /s/ Nicholas D. Gerber
                                           -------------------------------------
                                           Nicholas D. Gerber
                                           President